Exhibit 10.2

OEM/OUTSOURCING AGREEMENT
Firstwave Technologies, Inc.	Overlook III, Suite 1000	2859 Paces Ferry Road	Atlanta, GA 30339 USA

Agreement Data:

1.	Reseller (full legal name):	M1 Global Solutions, Inc.

2.	Territory:	Worldwide

3.	Commission Fee (per Section 3.1):	See Appendix B

4.	Effective Date (per Section 6.1):	October 10, 2005

5.	Termination Date (per Section 6.1):	September 30, 2008

6.	Firstwave Products:	All existing Firstwave software products, except Sports (defined as the Sports Industry software products licensed to First Sports, International in June 2005), which includes:

  . Net IDE Toolset
  CRM 2004 (Connect Care client server application)
  Data Wave - De-dupe Application
  Business Rules Engine
  Interoperability Engine
  Web Portal Templates
  Firstwave CRM 2005 (see attached product diagram)
  Rights with respect to the Firstwave Products include rights to documentation, user guides and training materials (collectively “Documentation”)

And all modifications, enhancements, fixes, versions and releases of such software products developed after the Effective Date, whether such development is by FIRSTWAVE or RESELLER

7.	Address / Notices Information (per Section 10.4):

	If to Reseller:	If to FIRSTWAVE:
	___________________________	Suite 1000, Overlook III
	___________________________	2859 Paces Ferry Road
	___________________________	Atlanta, Georgia 30339 USA
	ATTN: ____________________	ATTN: Judi Vitale

	Telephone: _________________	Telephone: 770.431.1200
	E-Mail: ____________________	E-Mail: judiv@FIRSTWAVE.net

RESELLER and FIRSTWAVE acknowledge that they have read and fully understand this Agreement and hereby agree to the terms of this Agreement and each party represents and warrants to the other that it is legally free to enter into this Agreement and that its execution has been duly authorized.

Reseller: M1 Global Solutions, Inc.	FIRSTWAVE Technologies, Inc.:

By: /s/ Craig J. Mento	By: /s/ Richard T. Brock
signature	signature

Name: Craig J. Mento	Name: Richard T. Brock
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Title: President	Title: CEO

Date: 10/10/05	Date: 10/10/05

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

1.     AGREEMENT

1.1    Appointment. FIRSTWAVE hereby appoints RESELLER as an independent representative and independent contractor with a non-exclusive , non-transferable (except as noted herein) and non-assignable (except as noted herein) right and license to (i) market and distribute FIRSTWAVE Products to prospective customers in the Territory identified on the cover page, and (ii) use and display the FIRSTWAVE Products for purposes of promoting, marketing and demonstrating the FIRSTWAVE Products to prospective customers, and (iii) reference, use, display and modify the FIRSTWAVE Products, in object and source code form, for the purposes of providing maintenance and support services to FIRSTWAVE Customers and/or to RESELLER Customers of the FIRSTWAVE Products, pursuant to the terms and conditions of this Agreement. FIRSTWAVE acknowledges and agrees that RESELLER’s license set forth in clause (iii) is a non-exclusive license, and FIRSTWAVE may license or otherwise engage any other parties to maintain or support the FIRSTWAVE Products, provided that FIRSTWAVE agrees that, until the termination of Appendix A, FIRSTWAVE will not engage other parties to maintain or support the "FIRSTWAVE Customers" (as defined in Appendix A) without M1’s consent, such consent not to be unreasonably withheld. Neither this Agreement nor the appointments granted herein shall constitute or appoint RESELLER as an agent or employee of FIRSTWAVE for any purpose. RESELLER is an independent contractor in its relationship with FIRSTWAVE. Except as otherwise contemplated hereby, RESELLER does not have any authority or right to bind, transact business for or on behalf of, or make any representations with respect to FIRSTWAVE and agrees not to hold itself out other than as an independent contractor appointed by FIRSTWAVE under the terms and conditions of this Agreement.

1.2    Definitions. The capitalized terms in this Agreement shall have the meaning set forth in Section 10 or as may be defined in this Agreement.

2.     RESELLER’S RESPONSIBILITIES, OBLIGATIONS AND RESTRICTIONS.

2.1    RESELLER’s Responsibilities. During the term of this Agreement, RESELLER may request assistance from FIRSTWAVE on a per-customer basis. FIRSTWAVE will communicate with RESELLER or its representatives, if requested by RESELLER, during the business development or initial marketing process or Customer relationship.

2.2    RESELLER’s Obligations. During the term of this Agreement, with respect to its marketing activities hereunder, RESELLER shall:

2.1.1	use commercially reasonable efforts to market and promote the FIRSTWAVE Products;
2.1.2	utilize appropriate marketing channels to market and promote the FIRSTWAVE Products;
2.1.3	ensure that each Licensed Customer obtains a license to all relational databases and operating systems required for use with the Firstwave Software Products ordered by such Licensed Customer;
2.1.4
ensure that each order shall be accompanied by a license agreement substantially in the form of, or no less restrictive than, the agreement attached hereto (see attached), support agreement substantially in the form of, or no less restrictive than, the agreement attached hereto (see attached), and an Order Form substantially in the form of the attached which shall indicate (a) the number of units of the Firstwave Products ordered for delivery, (b) the initial number of End-Users to be authorized for each Firstwave Product ordered, and (c) the descriptions of such Firstwave Products.

2.3    Additional Rights and Responsibilities. In addition to the rights and responsibilities outlined above, RESELLER and FIRSTWAVE shall have additional responsibilities and rights with respect to certain maintenance and support and other services outsourced to RESELLER hereunder as set forth in Appendix A hereto.

3.    COMMISSION FEES AND PAYMENT TERMS.

3.1    Commission Fees. RESELLER shall pay to FIRSTWAVE Commission Fees as specified on the cover page hereof and the Appendix B hereto. RESELLER shall collect all license fees, charges, service fees and other fees and charges relating to the FIRSTWAVE Products sold by RESELLER (or any agents or representatives) hereunder and the services (other than payments to FIRSTWAVE pursuant to the FIRSTWAVE Support Agreements) associated therewith. Commission Fees will be based on gross fees, payments and charges received for the products or services as described on Appendix B. The Commission Fee payable to RESELLER shall not change during the initial term of this Agreement unless agreed to in writing by both parties. RESELLER will be responsible for paying any agents or representatives RESELLER may employ in the process of business development from said Commission Fees. Recognizing that software is often not sold at list price, RESELLER will at all times use commercially reasonable efforts to sell FIRSTWAVE Products and associated professional services for FIRSTWAVE's list price for the applicable product or service.

3.2    Payment Terms. Commission Fees will be paid to FIRSTWAVE within thirty (30) days after the last day of the month in which RESELLER received Customer’s payment for the services or products upon which such Commission Fees are based.

3.3    Calculation of Commission. For purposes of determining Commission Fees under this Agreement, notwithstanding what a particular Customer agreement says or how such agreement allocates fees as among licenses, maintenance services and professional services, fees will be allocated based on the percentage attributable to each component on an undiscounted, list price basis as compared to the aggregate of fees for all components on an undiscounted, list price basis.

3.4    Audit. FIRSTWAVE may but shall not be obligated to enter RESELLER’s premises during business hours, upon reasonable advance notice and without undue business interruption, for the sole purpose of conducting an examination or audit, at FIRSTWAVE’s own expense including costs of outside auditors, of RESELLER’s records and other information relating to RESELLER’s (and, if applicable, its affiliates’) performance under and compliance with this Agreement. If this examination reveals that RESELLER has improperly used or allowed unauthorized use of the FIRSTWAVE Products, or otherwise failed to comply with this Agreement, FIRSTWAVE shall invoice RESELLER for such unauthorized use or non-compliance, in addition to other remedies available to FIRSTWAVE. If underpaid amounts exceed ten percent (10%) of the amounts actually paid to FIRSTWAVE, then RESELLER shall also pay FIRSTWAVE’s reasonable costs of conducting the examination or audit. FIRSTWAVE may not exercise its audit right set forth in this Section 3.4 more than twice in any calendar year.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

4.    FIRSTWAVE’s DUTIES AND OBLIGATIONS.

4.1    Information. FIRSTWAVE shall provide RESELLER with sales and technical information and Documentation on FIRSTWAVE Products, as appropriate.

4.2    Sales and Marketing Support. FIRSTWAVE shall work with RESELLER to provide sales support to specified business opportunities that are proposed by RESELLER.

4.3    Export Compliance. FIRSTWAVE strictly adheres to all United States government export regulations and requires all representatives to ensure full compliance with U.S. export law in the sale of its products.

5.    CONFIDENTIALITY / NONDISCLOSURE / OWNERSHIP.

5.1    Proprietary Notices and Confidentiality Legends. RESELLER will not alter, remove, modify or suppress any proprietary notices placed on or contained within the FIRSTWAVE materials and FIRSTWAVE Products.

5.2    Confidential Information. Both parties shall keep all proprietary information confidential and shall not disclose proprietary information to any person or entity other than those officers, directors, employees, consultants, RESELLER, and agents of RESELLER and FIRSTWAVE who have a need to know such proprietary information in order to perform the functions contemplated by this Agreement. Each party agrees to protect such proprietary information using at least the same degree of care it uses to protect its own proprietary and confidential information of like importance, but in no event shall such care be less than a reasonably prudent business person would exercise in a like or similar situation. Each party shall inform each officer, director, employee, consultant, and RESELLER-affiliated agent having access to such proprietary information of these limitations, duties and obligations regarding non-disclosure and copying of such proprietary information and shall obtain their agreement to comply with those limitations, duties and obligations.

5.3    Confidentiality Agreement. Each party agrees to continue to abide by the Non-Disclosure Agreement that has been executed between RESELLER and FIRSTWAVE.

5.4    Intellectual Property Rights.

(a)    Subject to the rest of this Section 5.4, FIRSTWAVE shall retain full ownership of all titles, patents and patent rights, trademarks, copyrights, trade names and other proprietary rights (collectively “Proprietary Rights”) in and with respect to the FIRSTWAVE Products. RESELLER shall protect the Proprietary Rights and cooperate with FIRSTWAVE in FIRSTWAVE’s efforts to protect such rights. RESELLER shall promptly notify FIRSTWAVE of any actual or suspected violation of such proprietary rights of which it has knowledge.

(b)    Notwithstanding the foregoing, FIRSTWAVE acknowledges that RESELLER is pursuing development efforts of its own at any time, including with respect to products and/or solutions with qualities, attributes and functions similar to those of the FIRSTWAVE Products. FIRSTWAVE further acknowledges that RESELLER will have access to the FIRSTWAVE Products, including the source code thereof, and has the right pursuant hereto to refer to such source code and to develop its own competing products ("M1 Work Product”). Such rights specifically including the right and license to re-architect the FIRSTWAVE Products, provided that RESELLER shall not have the right to incorporate FIRSTWAVE's source code into any other product. As long as the M1 Work Product does not include FIRSTWAVE source code, this Agreement shall not restrict the use or ownership of such M1 Work Product by RESELLER. M1 shall own all right, title and interest in and to the M1 Work Product, and FIRSTWAVE shall have no ownership interest, license, right to accounting, or other interest whatsoever in the M1 Work Product. This section, and the rights granted herein, shall survive the expiration or any termination of this Agreement.

6.    TERM AND TERMINATION.

6.1    Term. The term of this Agreement shall commence on the Effective Date of this Agreement (as indicated on the cover page hereof) and shall continue in full force and effect for a period of three years unless earlier terminated as provided in Section 6.2 below. Upon mutual written agreement thirty (30) days prior to the expiration or termination date, the parties may agree to renew this Agreement for subsequent terms.

6.2    Termination. This Agreement may also be terminated as follows: (a) at any time upon the mutual written agreement of the parties hereto; or (b) by either party forthwith upon giving notice in writing to the other if such other party commits any material breach of any term of this Agreement which is not capable of being remedied and such breach has materially adversely affected the aggrieved party; or (c) by either party forthwith upon giving notice in writing to the other party if the other party shall have failed within thirty (30) days after the receipt of such notice, to remedy any material breach of this Agreement set forth in the notice capable of being remedied (such notice to contain a warning of such party's intention to terminate); or (d) by either party forthwith upon giving notice in writing to the other party if the other party shall have a receiver, administrator, administrative receiver or liquidator appointed, or shall pass a resolution for winding up, or a court shall make an order to that effect, or if the other party shall enter into any composition or arrangement with its creditors, shall become insolvent or shall cease to carry on business.

6.3    Effect of Termination. Upon the expiration or any termination of this Agreement, the following shall have effect: (a) all rights granted to RESELLER under this Agreement (other than those which are perpetual or by their nature survive the Agreement, including without limitation those provided pursuant to Section 5.4(b) hereof) shall immediately cease and terminate, and RESELLER shall, within ten (10) days of termination, return all FIRSTWAVE Products in its possession or under its control to FIRSTWAVE; and (b) neither party hereto shall be liable to the other party for damages, losses, costs or expenses of any kind or character whatsoever on account of the termination of this Agreement, whether such damages, losses, costs or expenses arise from the loss of prospective sales, or expenses incurred or investments made in connection with the establishment, development or maintenance of RESELLER's or FIRSTWAVE's business, or any other reason whatsoever; provided, however, that notwithstanding anything to the contrary contained herein, such termination shall not affect any claim, demand or liability of RESELLER or FIRSTWAVE arising pursuant to this Agreement prior to the termination hereof.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

7.    TRADEMARKS, TRADE NAMES AND TRADE DESIGNATIONS; MARKETING BUDGET.

7.1    Ownership. FIRSTWAVE has registered, and is licensed to use and sublicense to third parties, certain marks. RESELLER undertakes to faithfully reproduce all such trademarks, trade names, copyright and other proprietary notices, logos, slogans, designs and distinctive advertising (herein separately and collectively referred to as the “Trademarks”) as may appear on or with the FIRSTWAVE Products. RESELLER shall not tamper with or modify any of the Trademarks. RESELLER is not allowed to use the Trademarks except as provided for herein.

7.2    Use. RESELLER may employ the Trademarks in accordance with the terms and conditions of any guidelines for Trademark usage as may be made available to RESELLER and as may be modified by FIRSTWAVE from time to time in its advertising and promotional materials. RESELLER shall not use the Trademarks in any manner likely to confuse, mislead or deceive the public, or be injurious to the best interests of FIRSTWAVE. Any rights granted by FIRSTWAVE to RESELLER pursuant to this section shall be terminable at any time if RESELLER fails to use the Trademarks in accordance with the terms of any written instructions from FIRSTWAVE and shall terminate immediately upon the termination of this Agreement.

7.3    Marketing Budget. In consideration and support of RESELLER’s marketing activities with respect to the FIRSTWAVE Products, FIRSTWAVE agrees to reimburse RESELLER up to $5000/quarter for its resonable and necessary marketing expenditures incurred in furtherance of this Agreement.

8.    WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY

8.1
Warranties. FIRSTWAVE warrants to RESELLER that: (i) FIRSTWAVE has the right to grant the licenses described in this Agreement; and (ii) the FIRSTWAVE Products do not infringe any copyright, U.S. patent or trade secret. FIRSTWAVE will defend, indemnify and hold harmless RESELLER against claims that the Firstwave Products infringe a copyright, U.S. patent or trade secret.

8.2    Disclaimers. EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO WARRANTY, CONDITION, UNDERTAKING OR TERM, EXPRESS, OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE PRODUCTS OR SERVICES PROVIDED BY EITHER PARTY UNDER THIS AGREEMENT IS GIVEN OR ASSUMED, AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY DISCLAIMED AND EXCLUDED.

8.3    Limitations of Liability. In no event shall either party, its subsidiaries, or any of their respective officers, directors, employees, shareholders, agents or representatives, be liable to the other for any indirect, incidental, consequential, or exemplary damages, lost profits, revenues or business opportunities, or loss of goodwill caused or alleged to be caused by the performance or non-performance of any products or services provided hereunder, including the failure of essential purpose, even if such other party has been notified of the possibility or likelihood of such damages occurring. No action arising out of any claimed breach of the Agreement may be brought by either party more than one (1) year after the cause of action arises. The aggregate liability of either party for claims arising hereunder or otherwise related hereto shall under no circumstances exceed the amounts paid hereunder in the preceding twelve (12) months. The foregoing limitations of liability shall not apply to the parties’ indemnity obligations as set forth in Section 8.1 hereof and Appendix A hereto.

9.    MISCELLANEOUS PROVISIONS.

9.1    Headings. The headings to the Articles and Sections in this Agreement are for ease of reference only and shall not affect the interpretation or construction of this Agreement.

9.2    Waiver. No failure or delay on the part of FIRSTWAVE or RESELLER in exercising any right or remedy hereunder or in enforcing the terms and conditions of this Agreement will operate as a waiver thereof; nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or of any other right or remedy. No provision of this Agreement may be waived except in a writing signed by the party granting such waiver.

9.3    Assignment. RESELLER shall not transfer, assign or pledge this Agreement or any rights herein without the prior, express written consent of FIRSTWAVE; provided, however, that RESELLER may assign this Agreement without the necessity of such consent in connection with the sale of all or substantially all of RESELLER’s assets, an acquisition of a controlling share of RESELLER’s capital stock or a merger, consolidation or other change of control transaction. FIRSTWAVE may transfer or assign this Agreement to any entity owned or controlled by it or to any entity which owns or controls FIRSTWAVE or to any entity who purchases all or substantially all of FIRSTWAVE’s assets or acquires a controlling share of FIRSTWAVE’s stocks or to any FIRSTWAVE Affiliate, and upon such transfer or assignment and assumption by the other party, be released from all duties, obligations and liabilities hereunder.

9.4    Notices. Except as otherwise specified herein, all notices, orders and other communications permitted or required by the provisions of this Agreement shall be in writing and shall be personally delivered or sent by registered post, return receipt requested, where available, bearing adequate postage and addressed as hereinafter provided. Notices delivered in person shall be effective upon the date of delivery. Notices by post shall be effective upon the receipt thereof by the addressee or upon the sixth (6th) calendar day subsequent to the postmark date, whichever is earlier. Rejection of the notice or the refusal to accept or the inability to deliver it because of a change in the address of which no notice was given as provided herein shall be deemed to be receipt of the notice sent as of the sixth (6th) calendar day subsequent to the postmark date. By giving to the other party hereto at least thirty (30) days notice, each party shall have the right from time to time and at any time while this Agreement is in effect to change its respective address and shall have the right to specify as its new address any other address. Any notice herein required or permitted to be given may be given, in addition to the manner set forth above, by telex or by telefax or telecopy or facsimile or e-mail provided that the party giving such notice obtains acknowledgment by telex or by telefax, telecopy, facsimile or e-mail that such notice has been received by the party to be notified. Notice given in this manner shall be effective upon transmission of acknowledgment of receipt thereof by the party to be notified. Each notice to FIRSTWAVE and RESELLER shall be addressed, until notice of change as aforesaid, as set forth on the first page of this Agreement.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

9.5    Severability. In the event that any one or more of the provisions or parts of any provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the same shall not invalidate or otherwise affect any other provision or part of any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of any provision had never been contained herein. However, if any provision of this Agreement is held by any competent authority to be void, unenforceable or registrable under any law applicable hereto, then this Agreement shall be deemed to have been modified to the extent necessary to be enforceable consistent with the original intent of the parties. If any competent authority shall offer any advice or make any recommendations for the purpose of ensuring that this Agreement will not violate any of such legislation, then the parties will negotiate in good faith to amend the Agreement consistent with applicable law. If the parties cannot agree, then: (i) either party may terminate this Agreement by providing thirty (30) days prior written notice; or (ii) the parties may mutually agree in writing to reduce the Territory to exclude any jurisdiction in which the Agreement may violate such jurisdiction’s legislation.

9.6    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is subject to the approval and acceptance of FIRSTWAVE evidenced by the signature of this Agreement by an authorized signatory of FIRSTWAVE and shall not become binding upon FIRSTWAVE until so approved, accepted and signed.

9.7    Interpretation. In this Agreement, where the context so permits, words importing the singular number shall include the plural, words importing the masculine shall include the feminine, and vice versa, and words importing persons shall include bodies corporate, unincorporated associations and partnerships.

9.8    Governing Law and Choice of Forum. This Agreement and all attachments, amendments, modifications and supplements hereto shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflict or choice of laws, of the State of Georgia, U.S.A. applicable to agreements made and to be performed wholly within the State of Georgia. The sole forums for resolving disputes arising under or relating to this Agreement shall be the State and Federal Courts of the State of Georgia and the parties hereby consent to the jurisdiction of such courts and agree that venue shall be in Atlanta, Georgia. The United Nations Convention on Contracts for the International Sales of Goods shall not be applicable.

9.9    Delay; Force Majeure. FIRSTWAVE shall use its reasonable efforts to comply with all shipment date(s) requested by its customers, but time shall not be of the essence in relation to any shipment. In no event shall FIRSTWAVE be liable to RESELLER for damages (however described or arising) for any failure to fulfill or meet shipment date(s) requested by a customer resulting from a RESELLER lead. Under no circumstances shall either party be liable to the other for any failure, delay, or breach occasioned in whole or in part by fire, flood, explosion, casualty, riot, strike, embargo, transportation, production delay, breakdown, accident, acts of God, or by inability to secure materials, fuel supplies, power or transport space, or because of terrorism or acts of the public enemy, and governmental authority, or any other causes or circumstances beyond such party’s reasonable control.

9.10    Export Compliance. RESELLER shall comply with all U.S Government restrictions regarding the export of FIRSTWAVE Products or any information or technology related thereto. In marketing, using or displaying the FIRSTWAVE Products pursuant to the appointment granted in this Agreement, RESELLER shall be responsible for complying with the U.S. Export Administration Act of 1979 and all applicable then-current rules and regulations thereunder, including, without limitation, all related Presidential Executive Orders relating to the export, re-export or importation of the FIRSTWAVE Product, or any technical data contained therein. In accordance therewith, RESELLER agrees to keep such books and records and to take such other actions as may be required by said Act, rules, regulations and Presidential Executive Orders, and as may be requested by CDP in connection therewith.

9.11    Entire Agreement. This Agreement and the appendices and other documents referenced herein constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior oral and written agreements between the parties. This Agreement may not be amended or modified, except by a further written agreement signed by the parties hereto and referencing this Agreement.

10.    DEFINITIONS.

10.1    Commission Fee means the Commission Fees identified on the cover page and Appendix B hereof.

10.2    Customer means any person or entity that has purchased any FIRSTWAVE Product prior to this agreement from Firstwave, or it’s resellers or from RESELLER pursuant to this Agreement.

10.3    FIRSTWAVE Product(s) means those specific products that RESELLER is authorized to market as expressly identified on the cover page hereof, and all modifications, enhancements, fixes, versions and releases of such software products developed after the Effective Date, whether such development is by FIRSTWAVE or RESELLER.

10.4    FIRSTWAVE License Agreement means the form of agreement to be signed by each Licensed Customer containing terms and conditions regarding the license of Firstwave Products as made available by Firstwave.

10.5    M1 Products means those software products independently developed by RESELLER, before the Effective Date or anytime thereafter, outside of the relationship with FIRSTWAVE, and all modifications, enhancements, fixes, versions and releases of such software products.

10.6    Territory means the geographical area set forth on the first page of this Agreement, where RESELLER may market and distribute the Firstwave Products. Nothing contained in this Agreement shall prohibit Firstwave from licensing or distributing the Firstwave Products or from appointing any third party(ies) to do same within the Territory or elsewhere.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

Firstwave CRM

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

STANDARD LICENSE AGREEMENT

LICENSE AGREEMENT
Firstwave Technologies, Inc.	Overlook III, Suite 1000	2859 Paces Ferry Road	Atlanta, GA 30339 USA

This License Agreement (“Agreement”), entered into between Licensee identified on the attached Order Form (“Licensee”) and Firstwave Technologies, Inc. (“Firstwave”), covers Program Products to be licensed by Licensee pursuant to Order Forms, which may be submitted by Licensee and accepted from time to time by Firstwave.

1.	LICENSE

1.1
Grant of License. Upon acceptance by Firstwave of an Order Form and subject to the terms and conditions of this Agreement, Firstwave grants to Licensee a nonexclusive, nontransferable, nonassignable, and limited license to: (i) use the Program Product(s) only for Licensee’s internal, in-house purposes related to its business up to the number of Users (defined below) identified on the Order Form; (ii) make copies of the Program Product(s) for back-up or archival purposes only; and (iii) make copies of the user documentation, in hard copy or electronic format, supplied by Firstwave (“Documentation”), as reasonably necessary for Licensee’s internal use related to the license granted herein. The Program Product(s) and Documentation described in the Order Form(s) are collectively referred to as the “Licensed Programs” and this Agreement and the term Licensed Program applies to all program code, documentation, training materials, and enhancements embodying or related to the Licensed Program and any subsequent versions or releases of the Licensed Program which may be delivered or made available to Licensee by Firstwave.

1.2
Number of Users. The Order Form(s) identifies the maximum number of “Users” authorized to use the Licensed Programs. A “User” is any person who uses the Licensed Program under Licensee’s control or at Licensee’s direction or request, including any employee or independent contractor of Licensee. The maximum number of Users is calculated as the total number of Users who use the Program Product(s), whether these Users are using the Program Product(s) simultaneously or at different times. Licensee may increase the maximum number of licensed Users by executing an additional Order Form and paying applicable license fees. If applicable, Licensee may be given a proprietary software key to access the Program Product(s) up to the permitted number of Users (“Key”) on the Technical Platform described in the Order Form. Licensee acknowledges that the Key is used to prevent unauthorized copying or use of the Program Product(s) and agrees not to take any actions that would defeat or assist in defeating the purposes of the Key. The Program Product(s) may not be moved to or used with a different Technical Platform without Firstwave’s prior written consent.

1.3
Restrictions. Licensee may not copy, modify, adapt, or create derivative works of the Licensed Program or incorporate the Program Product(s) in computer programs not provided by Firstwave. In the event of any unauthorized modification, adaptation or creation of derivative works of the Program Product(s), Firstwave reserves the right to terminate this Agreement and/or discontinue any warranty or support service in relation to such modified or adapted Program Product(s). Licensee may not (i) use the Licensed Program for time-sharing, rental or service-bureau purposes, or (ii) decompile, disassemble or otherwise reverse engineer the Program Product(s), except to the extent permitted by law. Firstwave reserves all rights not expressly granted herein. Except as set forth in this Agreement, no express or implied license or right of any kind is granted to Licensee regarding the Licensed Program.

2.	DELIVERY, INSTALLATION AND SUPPORT SERVICES

2.1
Delivery. Unless otherwise agreed to by the parties, delivery of the Licensed Program will be F.O.B. Firstwave’s facility in Atlanta, Georgia USA (the “Delivery Point”). Firstwave shall put the Licensed Program in the possession of a carrier at the Delivery Point and Firstwave shall bear all costs and expenses in transportation and delivery.

2.2
Installation. Upon request and payment therefore by Licensee, Firstwave agree to provide installation and configuration services in accordance with the Professional Services Agreement which will be separately executed by the parties.

2.3
Support Services. Upon request and payment therefore by Licensee, Firstwave agrees to provide support services in accordance with the Support Agreement which will be separately executed by the parties.

3.	FEES AND PAYMENT

3.1
Fees. Licensee shall pay to Firstwave the fees for the Licensed Program, support and professional services as specified in the Order Form(s). Unless otherwise stated in the Order Form(s), payments shall be due on the Effective Date.

3.2
Taxes. The amounts set forth on any Order Form and any other amounts due to Firstwave are net amounts to be received by Firstwave, exclusive of certain duties, tariffs and assessments imposed or levied by any government or governmental agency, and are not subject to offset or reduction because of any costs, expenses, taxes, duties, withholdings, assessments, or liabilities incurred by Licensee or imposed on Firstwave in the performance of this Agreement or otherwise due as a result of this Agreement. Any claimed exemption from or self payment of such taxes, duties or tariffs must be supported by proper documentary evidence delivered to Firstwave.

3.3
Overdue Accounts. A late fee shall be charged by Firstwave on overdue accounts and any other fees and expenses not paid to Firstwave as provided under this Agreement and related Order Forms at the rate of one and one-half percent (1.5%) per month or the maximum amount permitted by law, whichever is less, commencing with the date payment was due plus such late payment charge as Firstwave may reasonably require to cover its additional costs of administration and collection.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

LICENSE AGREEMENT

4.	TITLE, CONFIDENTIALITY AND NONDISCLOSURE

4.1
Ownership. Licensee acknowledges that Firstwave owns all right, title and interest in or represents that it has rights to sublicense the Licensed Program, including, without limitation, all worldwide copyrights, trade secrets, trademark, confidential and proprietary rights therein. Nothing herein gives Licensee any right, title or interest in the Licensed Program other than Licensee’s limited express rights as set forth in Section 1 of this Agreement.

4.2
Confidentiality and Nondisclosure. Licensee acknowledges that the Licensed Program contains Proprietary Information (defined below) belonging to Firstwave, and Licensee and its Users shall keep the Licensed Program confidential and shall not disclose or otherwise reproduce, distribute, transmit, transfer or disclose the Proprietary Information, directly or indirectly, in any form, by any means or for any purpose, to anyone other than Licensee’s licensed Users. Licensee must not remove or destroy any proprietary markings of Firstwave. Licensee shall not permit anyone except its licensed Users to have access to the Licensed Program. Except for archive purposes, Licensee shall not make or permit others to make copies of or reproduce any part of the Licensed Program in any form without the prior written consent of Firstwave. Licensee will exercise at least the same standard of care in protecting the confidentiality of the Firstwave Proprietary Information as it does with its own proprietary information. Licensee shall employ reasonable measures to ensure that Firstwave Proprietary Information is not made available or disclosed by Licensee or by any of its Users to any other party. Under no circumstances shall Licensee disclose or disseminate Firstwave Proprietary Information to a competitor of Firstwave. Licensee shall hold Firstwave harmless against any loss, cost, expense, claim or liability resulting from Licensee's breach of this non-disclosure obligation. The non-disclosure restrictions herein shall apply during the term hereof and for a period of five (5) years thereafter; provided that the restrictions shall continue to apply thereafter with respect to any Trade Secret information, for so long as such information retains its trade secret status. Upon termination of this Agreement, Licensee shall deliver to Firstwave all material furnished by Firstwave pertaining to the Licensed Program and shall also warrant in writing that all copies thereof have been returned to Firstwave or destroyed. For purposes hereof, “Proprietary Information” includes Confidential Information and Trade Secrets; “Confidential Information” means information that is provided to or obtained by Licensee that is valuable to Firstwave and not generally known by the public, but which does not rise to the level of a Trade Secret; and “Trade Secret” means information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use.

5.	WARRANTY, REMEDY, INDEMNIFICATION AND DISCLAIMER

5.1
Limited Warranties. Firstwave warrants to Licensee that: (i) Firstwave has the right to grant the license described in this Agreement and the Order Form(s); and (ii) for a period of ninety (90) days from the date of the first delivery of the Licensed Program that the Licensed Program will operate substantially in accordance with the Documentation published by Firstwave for the Licensed Program and does not infringe a valid U.S. copyright, patent or trade secret, provided that Licensee has given Firstwave written notice of any performance failure within the ninety (90) day warranty period.

5.2
Remedy and Indemnification. Licensee’s sole and exclusive remedy for any claim of breach of the limited warranty set forth in Section 5.1 is that Firstwave shall either modify or replace the nonconforming Licensed Program so that the Licensed Program substantially conforms to such Documentation. Firstwave will indemnify and hold harmless Licensee against claims that the Program Product(s) infringe a valid U.S. copyright, patent or trade secret. If Firstwave determines that the Program Product is likely to or if the Program Product is determined in a final, non-appealable judgment by a court of competent jurisdiction to infringe a U.S. copyright, patent or trade secret, Firstwave will have the option, in Firstwave's sole discretion, to elect one or more of the following: (i) replace such Program Product, or (ii) modify such Program Product to make it non-infringing. The right of indemnification set forth in this section only applies if: (a) Licensee provides Firstwave written notice of such claim or cause of action upon which Licensee intends to base a claim of indemnification hereunder within ten (10) days of the claim or cause of action; (b) Firstwave is given sole control of the defense and all related settlement negotiations relating to such claim or action; (c) Licensee provides reasonable assistance and cooperation to enable Firstwave to defend the action or claim hereunder; (d) Licensee refrains from making prejudicial statements associated with such action or claim without the prior written consent of Firstwave; and (e) the claim or cause of action is not based on changes or modifications made or specifications provided by Licensee or a combination of the Program Product with other third party products. Firstwave shall have no liability for any claim based on improper use or modification of the Program Product(s) other than as specified herein or for the use of third party software either independently or in association with the Program Product. This Agreement states Firstwave's entire liability and Licensee's exclusive remedy for any claim of infringement.

5.3
Exclusions. The warranties given under Section 5.1 and the remedies and indemnification provided under Section 5.2 will become void and of no effect in the event that Licensee without the prior written consent of Firstwave: (i) makes any modification or alteration to the Program Product(s) or any other software program necessary for the operation of the Program Product(s) on the technical platform; or (ii) transfers the Program Product(s) to any computer system other than the Technical Platform specified in the Order Form or as may be permitted hereunder. Firstwave does not warrant that the Program Product(s) will meet Licensee’s requirements, that the Program Product(s) will operate in the combinations which Licensee may select for use, that the operation of the Program Product(s) will be uninterrupted or error-free, or that all Program Product errors will be corrected. In the event Licensee notifies Firstwave of an error and after investigation Firstwave determines the error to be caused by hardware and/or software not sold or licensed to Licensee by Firstwave, or by incorrect procedures used by Licensee or a third party, Licensee shall reimburse Firstwave at Firstwave’s then current rate for all costs incurred in such investigation.

5.4
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH ABOVE, NO WARRANTY, CONDITION, UNDERTAKING OR TERM, EXPRESS, OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LICENSED PROGRAM PROVIDED UNDER ANY ORDER FORM(S) ATTACHED TO THIS AGREEMENT OR AS TO ANY THIRD PARTY HARDWARE OR SOFTWARE IS GIVEN OR ASSUMED BY FIRSTWAVE AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY EXCLUDED.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

LICENSE AGREEMENT

6.	LIMITATION OF LIABILITY

6.1
General Limitations. Licensee acknowledges and agrees that in no event shall Firstwave, its subsidiaries, or any of their respective officers, directors, employees, shareholders, agents or representatives, be liable to Licensee for any indirect, incidental, consequential, or exemplary damages or loss of goodwill caused or alleged to be caused by any Licensed Programs provided hereunder or the performance or non-performance of any Licensed Programs or services, including the failure of essential purpose, even if Firstwave has been notified of the possibility or likelihood of such damages occurring. Nothing in this Agreement shall be construed to impose liability on Firstwave for acts or omissions of the manufacturer, vendor or licensor of the non-Firstwave software. Firstwave shall not be liable for any damages caused by delay in shipment, installation or furnishing of any Licensed Programs, software or services under this Agreement, and in no event shall Firstwave be liable for loss of revenues, savings or profits. No action arising out of any claimed breach of the Agreement by Firstwave or otherwise relating hereto may be brought by Licensee more than one (1) year after the cause of action arises. Firstwave’s aggregate liability for claims arising hereunder or otherwise related hereto shall under no circumstances exceed the amount paid to Firstwave by Licensee hereunder.

6.2
Allocation of Risks. Licensee is a sophisticated purchaser and acknowledges and agrees that the allocation of risks in this Agreement are reflected in the fees and other charges provided under this Agreement, that Firstwave is unable to test the Program Product(s) under all possible circumstances, that Firstwave cannot control the manner in which Licensee shall use the Program Product(s), and that the allocation of risks under this Agreement are reasonable and appropriate under the circumstances.

7.
LICENSEE’s RESPONSIBILITIES. As between Licensee and Firstwave and subject to the obligations of License and Firstwave as otherwise specified in this Agreement, Licensee shall be solely responsible (at its own expense) for the following:

a.	Selection of software and other products, including the Program Product(s), to achieve Licensee's intended results;

b.	Providing free access to Firstwave installation personnel to the installation site at reasonable hours, including weekends;

c.
Procuring and installing all computer hardware, peripherals, device drivers, third party operating systems, and other products and services, which may be required to operate the Program Product(s) and ensuring its compatibility with the Program Product(s);

d.	The use, operation, maintenance and support of the Technical Platform and its other hardware, peripherals, third party operating systems, and third party software;

e.	The results obtained from use and operation of the Program Product(s);

f.	Cabling and all cabling services necessary for the installation of the Program Product(s);

g.	Providing and maintaining the appropriate Technical Platform for the Program Product(s) as set forth in the Order Form, and maintaining back-up and disaster recovery procedures and facilities; and

h.	All data entry and loading of data and maintaining back-up or archival copies thereof.

8.	TERM AND TERMINATION

8.1	Term. The term of this Agreement shall commence on the Effective Date as stated in the Order Form and shall continue in perpetuity unless earlier terminated as provided herein.

8.2
Termination. Either party may terminate this Agreement at any time upon giving written notice as follows: (i) upon mutual agreement of the parties; (ii) in the event that the other party fails to discharge any obligations or remedy any material default under this Agreement for a period of sixty (60) days after the notifying party has given the other party written notice specifying such material failure or default, and such failure or default is not cured during this sixty (60) day period; or (iii) in the event that the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws which is not dismissed within ninety (90) days thereafter. Firstwave may terminate this Agreement if Licensee fails to pay when due any amount specified in the Order Form(s) or any invoice rendered by Firstwave.

8.3
Post-Termination Obligations. Upon termination of this Agreement for any reason, all rights and licenses granted by Firstwave hereunder shall immediately cease, and Licensee shall immediately return to Firstwave all Firstwave property, including, without limitation, the Program Product(s) and all Proprietary Information of Firstwave, and all copies thereof. Upon return of such materials, Licensee shall provide Firstwave with a signed written statement certifying that it has returned all Firstwave property to Firstwave and complied with its post-termination obligations.

8.4
Survival of Terms. Upon termination of this Agreement, the provisions of this Agreement providing for payment of fees and expenses to Firstwave (Section 3), Title, Confidentiality and Nondisclosure (Section 4), Limitation of Liability (Section 6), Post-Termination Obligations (Section 8.3), the General Provisions (Section 9), and other applicable provisions of this Agreement concerning the ongoing interests of the parties shall continue and survive in full force and effect.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

LICENSE AGREEMENT

9.	GENERAL PROVISIONS

9.1
Assignment. This Agreement and all rights and obligations may not be assigned in whole or in part by either party without the prior written consent of the other, except the rights and obligations of either party may be assigned to another entity in connection with a reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of the assigning party.

9.2
Compliance with Laws. Licensee will strictly comply with all applicable laws and regulations of the countries in which the Licensed Programs are licensed and relating in any way to Licensee’s performance under this Agreement.

9.3
Dispute Resolution. The parties shall first attempt to settle a dispute through the chief operating officers of the respective entities. If the dispute is not resolved by these parties, both parties agree to submit to binding arbitration. In such case, both parties agree to the appointment of three (3) arbitrators, with one arbitrator selected by each party, and the third selected by the American Arbitration Association (“AAA”). The arbitration shall be conducted in Atlanta, GA in accordance with the rules, regulations and procedures of the AAA, and the decision of the arbitration panel shall be final and binding on both parties.

9.4
Export. In the event this Agreement provides for the export of any of the Program Product(s) outside the United States, Licensee shall be solely responsible for compliance with all applicable United States export laws, rules and regulations. Licensee agrees to keep such books and records and to take other actions as may be required by such applicable laws, rules and regulations.

9.5
Force Majeure. Neither Firstwave nor Licensee shall be liable for failure to perform any of its respective obligations hereunder if such failure is caused by an event outside its reasonable control, including, without limitation, an Act of God, war, or natural disaster.

9.6
Governing Law. This Agreement and all Order Forms, addenda, amendments, supplements and schedules hereto shall be governed by and construed in accordance with the laws of the State of Georgia, USA without regard to its rules regarding conflict of laws. Subject to the foregoing provisions, the Licensee hereby irrevocably consents to the jurisdiction of the state and federal courts in the State of Georgia, U.S.A.

9.7
Independent Parties. This Agreement shall not be construed to create any employment relationship, partnership, joint venture or agency relationship or to authorize any party to enter into any commitment or agreement binding on the other party.

9.8
Notices. All notices required to be given hereunder shall be given in writing and shall be delivered either by hand, by certified mail with proper postage affixed thereto, or by facsimile (with confirmation copy sent by certified mail) addressed to the signatory at the address set forth on the Order Form, or such other person and address as may be designated from time to time in writing. All communications shall be deemed received by the other party upon the date of actual receipt (or refusal) of delivery.

9.9
Publicity. The parties agree that Firstwave may utilize and otherwise publish Licensee’s name and other information relating to this relationship without Licensee’s consent provided such information is not proprietary information or otherwise prohibited under the terms of this Agreement.

9.10
Severability. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law.

9.11
Waiver. No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder. No consent to a breach of any express or implied term of this Agreement shall constitute a consent to any prior or subsequent breach.

9.12
Entire Agreement. This Agreement, including the Order Form, and any addenda or amendments thereto, if any, attached hereto represent the entire understanding between the parties with respect to the subject matter set forth herein and supersede all negotiations, agreements, proposals, purchase orders, representations and understandings, whether oral or written, between the parties. No modifications, alterations additions or amendments to this Agreement shall be effective unless made in writing as an addendum to this Agreement and signed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, Firstwave and Licensee have caused this Agreement to be executed by their respective, duly authorized officers or representatives, effective as of the Effective Date set forth in the Order Form.

Firstwave Technologies, Inc.	Licensee:

By: ___________________________________________________	By:________________________________________________
(Authorized Signature)	(Authorized Signature)

_______________________________________________________	__________________________________________________
Name of Person Signing	Name of Person Signing

_______________________________________________________	__________________________________________________
Date	Title

_______________________________________________________	__________________________________________________
License Agreement No.	Date

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

SUPPORT AGREEMENT
Firstwave Technologies, Inc.	Overlook III, Suite 1000	2859 Paces Ferry Road	Atlanta, GA 30339 USA

This Support Agreement (“Agreement”) made and entered into as of «DATE» (the “Effective Date”) is by and between Firstwave Technologies, Inc. (“Firstwave”), a Georgia corporation and «Company» (“Licensee”), having its principal offices at the address set forth below.

WITNESSETH:

WHEREAS, Firstwave ("Licensor") and Licensee entered into that certain software license agreement dated «DATE» (the Firstwave “License Agreement") under which Licensee obtained a non-exclusive, nontransferable license to use certain computer programs in object code form and related user documentation (the "Licensed Program") on certain terms and conditions; WHEREAS, Firstwave desires to offer Licensee certain support services with respect to the Licensed Program on the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the premises hereof, and the mutual obligations herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply to the respective capitalized terms:

1.1
"Enhancement." Any modification or addition that, when made or added to the Licensed Program, materially changes its utility, efficiency, functional capability, or application, but that does not constitute solely an Error Correction.

1.2
"Error." Any failure of the Licensed Program to conform in all material respects to its functional specifications as published from time to time by Licensor. However, any nonconformity resulting from Licensee's misuse, improper use, alteration, or damage of the Licensed Program, or Licensee's combining or merging the Licensed Program with any hardware or software not supplied or identified as compatible by Firstwave, shall not be considered an Error.

1.3
"Error Correction." Either a modification or an addition that, when made or added to the Licensed Program, establishes material conformity of the Licensed Program to the functional specifications, or a procedure or routine that, when observed in the regular operation of the Licensed Program, eliminates the practical adverse effect on Licensee of such nonconformity.

1.4
"Licensed Program." The computer programs described in the Firstwave License Agreement, including any extracts from such programs, derivative works of such programs, or collective works including such programs (such as subsequent Releases) to the extent offered to Licensee under this Agreement or the Firstwave License Agreement.

1.5	"Normal Working Hours." The hours between 8:30 a.m. and 530 p.m. Eastern Standard Time on the days Monday through Friday, excluding regularly scheduled holidays of Firstwave.

1.6	"Releases." New versions of the Licensed Program, which may include both Error Corrections and Enhancements.

1.7
"Term." An initial period of one (1) year commencing on the Effective Date of this Agreement. Thereafter, the Term shall automatically renew for successive periods of one (1) year each unless and until terminated pursuant to Section 6 hereof. In no event, however, shall the Term extend beyond the prescribed term of the Firstwave Software License Agreement.

2.	SCOPE OF SERVICES. During the Term of the Agreement, Firstwave shall render the following services in support of the Licensed Program, during Normal Working Hours.

2.1	Firstwave shall receive, by telephone, in writing, by email: support@firstwave.net or fax transmission, operator reports of problems with the Licensed Program.

2.2	Firstwave shall maintain a telephone hotline that allows Licensee to report system problems and to seek assistance in use of the Licensed Program.

2.3	Firstwave shall maintain a trained staff capable of rendering the services set forth in this Agreement.

2.4
Firstwave shall be responsible for using all reasonable diligence to correct verifiable and reproducible Errors when reported to Firstwave in accordance with Firstwave’s standard reporting procedures. Firstwave shall, within a reasonable time of verifying that such an Error is present, initiate work in a diligent manner toward development of an Error Correction. Following completion of the Error Correction, Firstwave shall provide the Error Correction through a "temporary fix" consisting of sufficient programming and operating instructions to implement the Error Correction. Firstwave shall include the Error Correction in all subsequent Releases of the Licensed Program. Firstwave shall not be responsible for correcting Errors in any version of the Licensed Program other than the most recent Release of the Licensed Program, provided that Firstwave shall continue to support prior Releases superseded by recent Releases for a reasonable period sufficient to allow Licensee to implement the newest Release, not to exceed 365 days.

2.5
Firstwave may, from time to time, issue new Releases of the Licensed Program to its Licensees generally, containing Error Corrections and Enhancements. Firstwave shall provide Licensee with one copy of each new Release. Firstwave shall provide reasonable assistance to help Licensee install and operate each new Release, provided that such assistance, if required, shall be subject to supplemental charges.

2.6
Firstwave shall consider and evaluate the development of Enhancements for the specific use of Licensee and shall respond to Licensee's requests for additional services pertaining to the Licensed Program (including, without limitation, data conversion and report-formatting assistance), provided that such assistance, if agreed to be provided, shall be subject to supplemental charges mutually agreed to by Firstwave and Licensee.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

 SUPPORT AGREEMENT

3.	FEES AND CHARGES

3.1
Licensee shall pay Firstwave its fees and charges based on the annual support fee set forth in Schedule A attached hereto, exclusive of all taxes, duties, tariffs and assessments imposed or levied by any government or governmental agency, including, without limitation, federal, state and local sales, use, value added and personal property taxes, and are not subject to offset or reduction because of any costs, expenses, taxes, duties, withholdings, assessments, or liabilities incurred by Licensee or imposed on Firstwave in the performance of this Agreement or otherwise due as a result of this Agreement. Any claimed exemption from or self payment of taxes, duties or tariffs must be supported by proper documentary evidence delivered to Firstwave. Firstwave reserves the right to change the annual support fee upon renewal of this Agreement provided Firstwave has given Licensee at least thirty (30) days written notice of such change.

3.2
Firstwave shall invoice all supplemental fees and charges upon completion of the services. Licensee shall pay the invoiced amount promptly upon receipt of such invoice. Any amount not paid within 10 days after the invoice date shall bear interest at the lesser of 1.5% per month or the highest rate allowed by applicable law.

3.3	Licensee shall promptly reimburse Firstwave for travel expenses (i.e., transportation, lodging, and meals) and telephone expenses incurred by Firstwave in rendering services to Licensee.

3.4	Licensee shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware necessary to operate the Licensed Program.

3.5	Licensee shall be responsible for procuring version updates to third party software that is utilized by the Licensed Program.

3.6
Support Fees for additional licenses purchased by Licensee will commence with the purchase of those licenses and be prorated in the first year to become coterminous with the anniversary date of the Term of this Agreement.

4.	PROPRIETARY RIGHTS

4.1
To the extent that Firstwave may provide Licensee with any Error Corrections or Enhancements or any other program, including any new programs or components, or any compilations or derivative works prepared by Firstwave (collectively, "Firstwave Programs"), Licensee may (1) install one set of the Firstwave Programs, in the most current form provided by Firstwave, in Licensee's own facility; (2) use such Firstwave Programs in connection with the Licensed Programs, and in a manner consistent with the requirements of the Firstwave License Agreement, for purposes of serving Licensee's internal business needs; and (3) make a reasonable number of copies of the Firstwave Programs in machine-readable form for nonproductive backup purposes only. Licensee may not use, copy, or modify the Firstwave Programs, or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by Firstwave. Notwithstanding Section 6 hereof, Licensee's rights under this Section 4.1 shall remain in effect for so long as Licensee is authorized to use the Licensed Programs under the Firstwave License Agreement. Upon termination of such Firstwave License Agreement, Licensee shall return or destroy the Firstwave Programs, and returning the Firstwave Programs in the manner required by the Firstwave License Agreement shall be sufficient for such purpose.

4.2
The Firstwave Programs, including any associated intellectual property rights, are and shall remain the sole property of Firstwave or its licensor’s, regardless of whether Licensee, its employees, or contractors may have contributed to the conception of such work, joined in the effort of its development, or paid Firstwave for the use of the work product. Firstwave may reasonably request in order to establish and perfect its exclusive ownership rights, including any associated intellectual property rights from Licensee any further instruments, including documents of assignment or acknowledgments that Licensee may enter into from time to time.

5.	DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY

5.1
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO WARRANTY, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, DURABILITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE LICENSED PROGRAM, FIRSTWAVE PROGRAMS OR THE SERVICES TO BE RENDERED HEREUNDER, OR AS TO ANY THIRD PARTY HARDWARE OR SOFTWARE, IS GIVEN OR ASSUMED BY FIRSTWAVE AND ALL SUCH WARRANTIES, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY EXCLUDED.

5.2
In no event shall Firstwave be liable for any indirect, consequential, special, exemplary, or incidental damages of whatever kind and however caused, even if Firstwave knew or should have known of the possibility of such damages.

5.3
No action, whether based in contract, strict liability, or tort, including any action based on negligence, arising out of the performance of services under this Agreement, may be brought by either party more than one (1) year after such cause of action accrued.

6.	TERMINATION

6.1	This Agreement may be terminated as follows:

6.2	This Agreement shall immediately terminate upon the termination of the Firstwave License Agreement;

6.3
This Agreement may be terminated by either party upon the expiration of the then current term of this Agreement, provided that at least thirty (30) days' prior written notice is given to the other party; or

6.4
This Agreement may be terminated by either party upon thirty (30) days' prior written notice if the other party has materially breached the provisions of this Agreement and has not cured such breach within such notice period.

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

 SUPPORT AGREEMENT

6.5
Following termination of this Agreement, Firstwave shall immediately invoice Licensee for all accrued fees and charges and all reimbursable expenses, and Licensee shall pay the invoiced amount immediately upon receipt of such invoice. Licensee may continue to use any work supplied to Licensee by Firstwave for the remaining term of the Firstwave License Agreement.

7.	MISCELLANEOUS

7.1
Assignment. This Agreement and all rights and obligations may not be assigned in whole or in part by either party without the prior written consent of the other, except the rights and obligations of either party may be assigned to another entity in connection with a reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of the assigning party.

7.2
Dispute Resolution. The parties shall first attempt to settle a dispute through the chief operating officers of the respective entities. If the dispute is not resolved by these parties, both parties agree to submit to binding arbitration. In such case, both parties agree to the appointment of three (3) arbitrators, with one arbitrator selected by each party, and the third selected by the American Arbitration Association (“AAA”). The arbitration shall be conducted in Atlanta, GA in accordance with the rules, regulations and procedures of the AAA, and the decision of the arbitration panel shall be final and binding on both parties.

7.3
Force Majeure. Neither Firstwave nor Licensee shall be liable for failure to perform any of its respective obligations hereunder if such failure is caused by an event outside its reasonable control, including but not limited to, an Act of God, war, or natural disaster.

7.4
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, USA without regard to its rules regarding conflict of laws. Subject to the foregoing provisions, the Licensee consents to submit to the exclusive jurisdiction of the state and federal courts in the State of Georgia, U.S.A.

7.5
Notices. All notices required to be given hereunder shall be given in writing and shall be delivered either by hand, by certified mail with proper postage affixed thereto, or by facsimile (with confirmation copy sent by registered mail) addressed to the signatory at the address set forth on the signature page, or such other person and address as may be designated from time to time in writing. All such communications shall be deemed received by the other party upon the earlier of actual receipt or actual delivery.

7.6
Severability. In the event that any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall be enforced to the maximum extent permitted by applicable law.

7.7
Waiver. The waiver by either party of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.

7.8
Entire Agreement. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and that it supersedes and merges all prior proposals, understandings, and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

IN WITNESS WHEREOF, Firstwave and Licensee have caused this Agreement to be executed by their respective, duly authorized officers or representatives, effective as of the Effective Date.

Firstwave:

Firstwave Technologies, Inc.
Overlook III, Suite 1000
2859 Paces Ferry Road
Atlanta, GA 30339

By:  _________________________________________________

Name (Print):___________________________________________

Title:  ________________________________________________

Date:  _______________________________________________

Licensee:

(LICENSEE)
(ADDRESS)
(CITY,STATE,ZIP)

By:  __________________________________________________

Name (Print): ____________________________________________

Title: __________________________________________________

Date:  _________________________________________________

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

STANDARD ORDER FORM

ORDER FORM
Firstwave Technologies, Inc.	Overlook III, Suite 1000	2859 Paces Ferry Road	Atlanta, GA 30339 USA

Licensed Program(s) or Services	Users this Order Form	Total Users	Per Unit Cost	Total

Professional Services

Annual Maintenance				included

Total Software, Services & Maintenance				$ -

Effective Date of this Order:

Payment terms:

Above does not include sales tax. Sales tax will be included on the invoice if applicable.

Firstwave Technologies, Inc.	Licensee:

By: _______________________________________	By: _______________________________________
(Authorized Signature)	(Authorized Signature)

__________________________________________	___________________________________________
Name of Person Signing	Name of Person Signing

__________________________________________	___________________________________________
Date	Title

___________________________________________
Date

FIRSTWAVE Technologies, Inc.
CONFIDENTIAL

APPENDIX A TO OEM/OUTSOURCING AGREEMENT

This Appendix A (“Appendix”) is incorporated into, made a party of, and governed by the OEM/Outsourcing Agreement between M1 Global Solutions, Inc. (“Reseller” or “M1”) and Firstwave Technologies (“Firstwave”) dated as of October 10, 2005 (the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings provided in the Agreement.

As of the Effective Date, M1 will provide maintenance and support services regarding the Firstwave Products for all current customers of Firstwave and all future customers purchasing any Firstwave Products from M1 through the Agreement (collectively the Firstwave Customers). M1 will use commercially reasonable efforts to provide such services in accordance with Firstwave’s standard form of Support Agreement. M1 shall develop reasonable Enhancements and new Releases of the Firstwave Products. Firstwave shall be responsible for any and all consents from Customers necessary for Firstwave to delegate such support responsibilities to M1.

Unless and until M1 becomes the contracting party for the support services (as outlined below), Firstwave will be responsible for billing and collecting maintenance fees and shall be entitled to retain such fees (subject to the split in certain circumstances as outlined below).

In consideration of the expense and effort M1 will incur in providing such services, Firstwave will pay M1, $154,315.00 per calendar quarter (the "Outsourcing Services Fee")

M1 will provide at least 2 full-time development resources for maintenance and support of Firstwave Products during the term of the Agreement.

The parties acknowledge that certain resources employed by M1 to provide (or facilitate the provision of) such outsourced support services may formerly have been employed by Firstwave. Firstwave authorizes M1 to contract and solicit Firstwave employees for such purposes, and will cooperate with such efforts. Firstwave agrees to defend, indemnify and hold harmless M1 for any claims relating to the termination of any individual’s employment with Firstwave as well as for any claims by any Firstwave employee or former employee that arose prior to execution of this Agreement. Following the hiring of any such personnel by M1, M1 shall have all responsibility for compensation and benefits for each such employee. M1 agrees to defend, indemnify and hold harmless Firstwave for any claims relating to any individual’s employment with M1 as well as for any claims by any M1 employee that arise following execution of this Agreement.

In addition to the termination rights provided under the Agreement, the parties agree that, following the first anniversary of the Effective Date, if (A) sixty-percent (60%) of "Net Contracted Maintenance Fees" (as defined below) on a 12-month forward-looking basis falls below (B) $617,260.00, then Firstwave has the right to terminate the outsourced maintenance and support arrangement embodied in this Appendix (but not the Agreement in its entirety) upon thirty (30) days’ written notice. "Net Contracted Maintenance Fees" is defined as the contracted fees for U.S.-based and U.K.-based maintenance relating to the Firstwave Products, less any service fees paid to third parties such as First Sports International for support of those customers. On the other hand, to the extent aggregate Net Contracted Maintenance Fees exceed the amount as set forth below during the applicable period as set forth below, then the parties shall split the excess on a 65% (for Firstwave) / 35% (for M1) basis:

Period	Threshold
10/1/05 - 9/30/06	$1,659,436
10/1/06 - 9/30/07	$1,413,668
10/1/07 - 9/30/08	$1,201,668________

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At a Customer’s discretion, M1 will be allowed to renew support agreements on Firstwave Products under M1’s name, with M1 as the contracted provider of such support services. In all other respects, the above terms will apply just as if the applicable support agreement had been with Firstwave, i.e. M1 will remit to Firstwave, without deduction, all maintenance fees received from such customers within thirty days after receipt.

In providing the services outsourced hereunder, M1 agrees to undertake commercially reasonable efforts to comply with the terms of the Firstwave Support Agreement applicable to each Firstwave Customer.

M1 agrees that Firstwave shall own all right, title and interest in and to all modifications, enhancements, fixes, versions and releases (collectively, "Modifications") of the Firstwave Products that are developed by M1 or any of its employees, contactors or agents. Upon any termination of this Agreement or the services provided under this Appendix, M1 will promptly (but in no event later than three business days) provide to Firstwave all source and object code for all such Modifications in both human-readable and machine-readable form, along with all documentation related thereto. M1 shall indemnify, defend and hold Firstwave harmless against all claims that any Modifications infringe a copyright, U.S. patent or trade secret.

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APPENDIX B TO OEM/OUTSOURCING AGREEMENT

This Appendix B (“Appendix B”) is incorporated into, made a party of, and governed by the OEM/Outsourcing Agreement between M1 Global Solutions, Inc. (“Reseller” or “M1”) and Firstwave Technologies (“Firstwave”) dated as of October 10, 2005 (the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings provided in the Agreement.

Commission Fees:

(a)	33% of the license fees, payments and charges received by Reseller for Firstwave Products licensed under this Agreement;
(b)	20% of all fees, payments and charges received by Reseller for professional services relating to the implementation of Firstwave Products licensed to new customers pursuant to this Agreement;
(c)
20% of all fees, payments and charges received by Reseller for professional services for services on any Firstwave Products delivered to those persons or entities that were Firstwave Customers as of October 1, 2005 (“Existing Firstwave Customers”);

(d)
20% of all fees, payments and charges received by Reseller for professional services for services with respect to M1 software or infrastructure services products delivered to Existing Firstwave Customers;

(e)	10% of all fees, payments and charges received by M1 for sales of M1 software and infrastructure services products to Firstwave Customers; and
(f)
33% of all fees, payments and charges received by Reseller attributable to the Firstwave Products in instances where M1 utilizes any Firstwave Products to provide subscription services to Firstwave Customers. This product will be sold on a monthly per seat basis. The component of revenues attributable to Firstwave products is the revenue per seat per month, less M1 software included in the deal, then less the hosting costs exemplified as follows:

Example deal of $460/month/seat in a contact center for hosted voice services (Business Convergence Platform) and hosted CRM (Firstwave 2005)
•	$400/month/seat Business Convergence Platform component (subject to 10% commission for existing Firstwave customers)
•	$35/month/seat CRM hosting component
•	$25/month/seat CRM software component (subject to 33% commission to Firstwave)

However, in no event will the monthly fees and charges attributable to the Firstwave Products be less than $ 5.00 per seat.

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